UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable
(Former name or former address, if changed since last report)

Item 7.01.        Regulation FD Disclosure.

On January 12, 2011, ITT Corporation (“ITT” or the “Company”) issued a press release announcing that its Board of Directors had unanimously approved a plan to separate the Company’s businesses into three distinct, publicly-traded companies.  The plan that the Company intends to pursue includes: the continuation of ITT as an independent, publicly-traded company focused solely on its industrial process and motion control businesses; the tax-free spin-off to shareholders of the water-related business into an independent, publicly-traded company; and the tax-free spin-off to shareholders of the defense and information solutions segment into an independent, publicly-traded company. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits

      99.1              Press Release issued by ITT Corporation, dated January 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION

Date:	January 12, 2011	By:	/s/ Burt M. Fealing
Burt M. Fealing

		Its:	Vice President and Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

99.1	News Release of ITT Corporation, dated January 12, 2011.